Exhibit 4.03

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

1.           The name of the corporation is  SCANA Corporation

2.           Date of incorporation  October 1, 1984

3.           Agent's name and address Corporation Service Company; 1703 Laurel St.; Columbia, SC 29201

4.	On April 21, 2011 , the corporation adopted the following amendment of its articles of incorporation:

Article 3 is amended to read as follows:

“3.	The corporation is authorized to issue 200,000,000 shares of common stock, without par value”

5.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

Not applicable

6.           Complete either "a" or "b", whichever is applicable.

a.	☒	Amendment adopted by shareholder action.
At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the amendment, and the vote of such shares, was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the Meeting	Number of Undisputed* Shares For or Against
Common Stock	128,018,569	128,018,569	105,567,822	98,409,237 6,410,507

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐
The amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.      Unless a delayed date is specified, the effective date of these articles of amendment shall be the date of acceptance for filing by the Secretary of State (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)
Effective upon filing

Date:           April 21, 2011                           SCANA Corporation
Name of Corporation

/s/Gina S. Champion
Signature

Gina S. Champion, Secretary
Type or Print Name and Office

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee		$ 10.00
Filing tax		100.00
Total		$110.00
Return to:	Secretary of State P.O. Box 11350 Columbia, SC 29211